SATTEL COMMUNICATIONS LLC EMPLOYEES
                 NONQUALIFIED STOCK OPTION PLAN


          1. Purpose of the Plan. The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in common stock ownership by the key employees and directors of Sattel Communications LLC and its Subsidiaries.

          2. Definitions. As used herein, the following definitions shall apply:

               (a) "Board" shall mean the Board of Directors of the Company.

               (b) "Committee" shall mean the committee, if any, appointed in accordance with paragraph 4(a) of the Plan.

               (c)  "Common Stock" shall mean the Common Stock,
     $1.00 par value per share, of the Company.

               (d)  "Company" shall mean The Diana Corporation, a
     Delaware corporation.

               (e) "Effective Date" shall mean the date that the Plan was adopted by the Board.

               (f)  "Grantee" shall mean a key employee,
     director, consultant or advisor of Sattel or a Subsidiary who is designated by the Board (or the Committee if one is appointed) as a participant in the Plan.

               (g) "Option" shall mean a stock option granted pursuant to the Plan.

               (h)  "Plan" shall mean the Sattel Communications
     LLC Nonqualified Stock Option Plan as set forth herein and as amended from time to time.

               (i)  "Sattel" shall mean Sattel Communications
     LLC.

               (j)  "Share" shall mean one share of Common Stock.

               (k) "Subsidiary" shall mean any present or future corporation, limited liability company or other entity more than 50% of the outstanding voting interest of which is owned directly or indirectly by Sattel.

          3. Shares Subject to the Plan. Subject to the adjustments in paragraph 12 hereof, the aggregate number of shares of Common Stock deliverable upon the exercise of Options pursuant to the Plan shall not exceed 500,000 Shares. Such Shares may either be authorized but unissued Common Stock, or treasury stock. During the term of the Plan, the Company will reserve and keep available that number of Shares sufficient to satisfy the requirements of the Plan. If any Option shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for further grants under the Plan.

          4.   Administration of the Plan.

               (a) Plan to be Administered by Board. The Plan shall be administered by the Board or by a committee of the Board as appointed from time to time by the Board.

               (b) Powers of the Board. The Board is authorized (but only to the extent not contrary to the express provisions of the Plan) to (i) select the Grantees to whom and the times at which Options shall be granted; (ii) determine the number of Shares to be subject to each said Option, taking into account the nature of services rendered by the particular Grantee, the potential contribution of the Grantee to the success of Sattel and such other factors as the Board in its discretion shall deem relevant; (iii) grant Options to Grantees in accordance with the foregoing; (iv) interpret (and, pursuant to paragraph 11, alter, suspend or discontinue) the Plan; (v) determine whether the Shares delivered upon exercise of Options will be treasury stock or will be authorized but previously unissued Common Stock;
     (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) determine the form and content of Options to be issued under the Plan (which need not be identical) and to make other determinations necessary or advisable for the administration of the Plan; and (viii) exercise such other power and authority as may be conferred pursuant to the Plan from time to time.

               The Board (or the Committee if one is appointed pursuant to paragraph 4(a)) shall maintain a written record of its proceedings relating to its administration of the Plan. If a Committee is appointed, a majority of the entire Committee shall constitute a quorum. All decisions or determinations of the Board (or the Committee, if one is appointed) shall be made by not less than a majority of its members. Any decisions or determinations made in writing and signed by all of the members of the Board (or the

     Committee) shall be fully as effective as if such decision or determination had been made by a majority vote at a meeting duly called and held at which a quorum was present. The Board (or the Committee) shall also have express authorization to hold meetings by means of conference phone or similar communication equipment in which all persons participating in the meeting can hear each other. The Chairman of the Board, President and Chief Executive Officer, the Treasurer and any other officer designated by the Board are hereby authorized to execute instruments evidencing Options on behalf of the Company and to cause them to be delivered to the Grantees.

               (c)  Delegation to Committee.  If the Board
     delegates its duties and responsibilities under this Plan to the Committee pursuant to paragraph 4(a), (i) the Committee shall be authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to exercise all of the powers set forth in paragraph 4(b) and (ii) all references to the Board in the Plan shall be read to include the Committee, except to the extent the Committee's authority is limited by the Board in the resolution appointing the Committee or at any time thereafter.

               (d)  Effect of Board's or Committee's Decision.
     All decisions, determinations and interpretations of the Board (or the Committee) shall be final and conclusive on all persons affected thereby.

          5. Eligibility. The Board shall designate from time to time the key employees and directors of Sattel and of its Subsidiaries to whom Options may be granted and the number of Shares to which each Option applies. No director or executive officer of the Company shall be eligible to receive Options under the Plan.

          6. Term of Plan. No Option shall be granted under the Plan on or after the 11th anniversary of the Effective Date.

          7. Term of Options. The term of each Option granted under the Plan shall not exceed 11 years from the date of grant.

          8.   Option Requirements.

               (a)  Written Instrument.  An Option shall be
     evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased by its exercise and shall contain such terms and conditions consistent with the Plan as the Board shall determine. The granting of an Option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company.

               (b)  Option Period.  An Option shall not be
     exercisable after the expiration of the Option period specified in the agreement or other document granting the Option or after such earlier date on which the Option lapses in accordance with the Option or the Plan.

               (c) Option Price. The price per Share at which each Option granted under the Plan may be exercised shall be determined by the Board at grant.

               (d) Modification of Options. At any time and from time to time the Board may direct execution of an instrument providing for the modification, extension or renewal of any outstanding Option, provided no such modification, extension or renewal shall confer on the holder of said Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, or materially impair the Option without the consent of the holder of the Option. In the discretion of the Board, the date of termination or lapse of any Option may be advanced if in connection with any merger, consolidation, sale or transfer by the Company of substantially all of its assets, any Option is not assumed by the surviving corporation or the purchaser.

          9.   Exercise of Option.

               (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the instrument evidencing the Option.

               (b) Exercise Period. The Board may provide, in the instrument evidencing the Option, for the lapse of the Option prior to the end of the Option period, upon the occurrence of any event specified in such instrument.

               (c)  Nontransferability of Options.  Unless
     otherwise determined by the Board, during his lifetime a Grantee may not transfer any Option granted to him pursuant to this Plan and such Options shall be exercisable only by the Grantee. Upon his death, a Grantee shall have the right to transfer the Option or Options granted to him by the terms of his will or under the applicable laws of descent and distribution, subject to paragraph 9(b), and all such distributees shall be subject to the same terms and conditions of this Plan as would the Grantee, except as otherwise expressly provided herein or as determined by the Board.

          10. Conditions Upon Issuance of Shares and Transfer Restrictions. Shares shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities law and the requirements of any stock exchange upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Shares. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities laws. Any and all Shares with respect to which an Option has been exercised shall be subject to such transfer restrictions which the Board may provide in the instrument evidencing an Option. If deemed necessary by the Company, Shares of Common Stock acquired under the Plan may not be sold or otherwise disposed of, except (a) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which complies with Rule 144 (or any successor rule) promulgated thereunder or which, in the opinion of counsel for the Company, is exempt from registration under such Act and (b) in compliance with state securities laws.

          11. Amendment and Termination of the Plan. The Board may alter, suspend or discontinue the Plan, except that no action of the Board may, without the consent of the holder of the Option, impair any then outstanding Option.

          12.  Adjustment Provisions.

               (a)  Subject to paragraph 8(d) hereof, if:

                    (i) any recapitalization, reclassification, split-up or consolidation of Common Stock is effected;

                    (ii) the outstanding shares of Common Stock are exchanged, in connection with a merger or consolidation of the Company or a sale by the Company of all or part of its assets, for a different number or class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other corporation;

                    (iii) new, different or additional shares or other securities of the Company or of another corporation are received by the holders of Common
          Stock;

                    (iv) any distribution is made to the holders of Common Stock other than a cash dividend; or

                    (v) any other event occurs which in the
          judgment of the Board requires equitable adjustment;

     then the Board shall make appropriate adjustments to:

                    [a] the number and class of shares or other
               securities that may be issued or transferred pursuant to Options; and

                    [b] the purchase price to be paid per Share
               under outstanding Options.

               (b) Upon the dissolution or liquidation of the Company, or, if the Board so determines, upon a merger or consolidation of Company, the Plan together with any Options granted thereunder, shall terminate upon completion of such dissolution, liquidation, merger or consolidation.

               (c) Adjustments under paragraph (a) shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

          13.  General Provisions.

               (a) No Right to Employment. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Grantee any right to continue in the employ of Sattel or a Subsidiary or shall affect the right of management to terminate the employment of any Grantee, with or without cause.

               (b)  Withholding Taxes.  The Company may require
     Grantee, as a condition of exercise of an Option, to pay or reimburse any taxes which the Company determines it is required to withhold in connection with the grant or exercise of the Option.

               (c) No Rights as Stockholders. No Grantee and no beneficiary or other person claiming through a Grantee shall have an interest in any shares of Common Stock allocated for purposes of the Plan or subject to any Option or otherwise be considered a stockholder of the Company for any purpose unless and until such shares of Common Stock shall have been transferred to the Grantee or such person following exercise of an Option.

               (d) Choice of Law. The place of administration of the Plan shall be within the State of Wisconsin and the validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions made thereunder and the rights or any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Wisconsin. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Wisconsin, without regard to the place where the act or omission complained of took place, the residents of any party to such action or the place where the action may be brought.